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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors
Integrated Business Systems and Services, Inc.

We consent to the use in this Registration Statement on Form S-3 of our report dated February 1, 2000 and March 2, 2000, which appears on page F-2 of the annual report on Form 10KSB of Integrated Business Systems and Services, Inc. for the year end December 31, 1999, and the reference to our Firm under the caption "Experts" in the Prospectus.

                                                 /s/ SCOTT McELVEEN, L.L.P.
                                                     --------------------------
                                                      Scott McElveen, L.L.P.

Columbia, South Carolina
October 17, 2000